As filed with the Securities and Exchange Commission on July 1 , 2024.

Registration No. 333-280060

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________

SOPHiA GENETICS SA

(Exact name of Registrant as specified in its charter)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

La Pièce 12
CH-1180 Rolle/VD
Switzerland
+41 21 694 10 60
(Address and telephone number of Registrant’s principal executive offices)

_______________________

SOPHiA GENETICS, Inc.
185 Dartmouth Street, Floor 5
Boston, MA 02116
United States
+1 (617) 982-1210
(Name, address and telephone number of agent for service)

_______________________

Copies to: Deanna L. Kirkpatrick Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 United States +1 (212) 450-4000

_______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2024

PROSPECTUS

SOPHiA GENETICS SA

200,000 Ordinary Shares

Pursuant to this prospectus, the selling shareholder may offer ordinary shares from time to time if and to the extent as it may determine as described in the section entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. If any ordinary shares are sold, the selling shareholder will pay any brokerage commissions and/or similar charges incurred for the sale of such shares.

As required by the warrant certificate that we issued to Perceptive Credit Holdings IV, LP on May 2, 2024 (the “warrant certificate”) in connection with the credit agreement and guaranty dated May 2, 2024 between us, our subsidiary SOPHiA GENETICS, Inc. and Perceptive Credit Holdings IV, LP, as lender and administrative agent (the "Perceptive Credit Agreement"), we are filing the registration statement of which this prospectus forms a part to permit the resale of ordinary shares issuable upon the exercise of the warrant certificate with respect to the Tranche A warrant shares, to the extent that the holder opts to exercise the warrant certificate. We do not know whether, when or the extent to which the holder of the warrant certificate will opt to exercise the warrant certificate. This prospectus relates to the resale of up to 200,000 ordinary shares by the selling shareholder identified in this prospectus.

The warrant certificate grants the holder the right to purchase 200,000 ordinary shares (the “Tranche A warrant shares”), which right is exercisable immediately. The exercise price of the Tranche A warrant shares is $4.9992 per share, subject to customary anti-dilution adjustments. The purchase rights represented by the warrant certificate with respect to the Tranche A warrant shares are exercisable, on a cash basis, at the option of the holder, at any time prior to 5:00 p.m., Eastern time, on May 2, 2034. For additional information regarding the warrant certificate, see “Prospectus Summary—Description of the Warrant Certificate.”

We are not selling any ordinary shares included in this prospectus and will not receive any of the proceeds from the sale of any ordinary shares by the selling shareholder pursuant to this prospectus. However, we may receive up to an aggregate of $999,840 from the exercise of the warrant certificate with respect to the Tranche A warrant shares, assuming the exercise in full of the purchase rights with respect to all Tranche A warrant shares. Any proceeds from the exercise of the warrant certificate with respect to the Tranche A warrant shares will be used for working capital and general corporate purposes.

Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SOPH.” On June 28, 2024, the last reported sale price of our ordinary shares on Nasdaq was $4.58.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 4 of this prospectus and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2024.

ABOUT THIS PROSPECTUS

Before buying any of the securities that the selling shareholder is offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We and the selling shareholder have not authorized anyone to provide any information or to make any representations other than as contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares described in this prospectus or an offer to sell or the solicitation of an offer to buy such ordinary shares in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor the selling shareholder have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “SOPHiA GENETICS,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to SOPHiA GENETICS SA and its consolidated subsidiaries.

Presentation of Financial Information

Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board. None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The terms “dollar,” “USD” and “$” refer to U.S. dollars and the terms “Swiss franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference in this prospectus carefully before deciding to invest in our securities.

Overview

We are a cloud-native software technology company in the healthcare space dedicated to establishing the practice of data-driven medicine as the standard of care and for life sciences research. We purposefully built a cloud-native software platform capable of analyzing data and generating insights from complex multimodal data sets and different diagnostic modalities.

Description of the Warrant Certificate

On May 2, 2024, we and our subsidiary SOPHiA GENETICS, Inc. entered the Perceptive Credit Agreement, pursuant to which we may borrow up to $50.0 million principal amount of term loans, including (i) an initial tranche of $15.0 million principal amount of term loans on such date and (ii) up to $35.0 million principal amount of term loans that we may draw upon on or prior to March 31, 2026, subject to satisfaction of certain customary conditions.

In connection with the Perceptive Credit Agreement, we issued to the selling shareholder a warrant certificate representing the right to purchase 200,000 ordinary shares (the “Tranche A warrant shares”), which right is exercisable immediately. The exercise price of the Tranche A warrant shares is $4.9992 per share, subject to customary anti-dilution adjustments. The purchase rights represented by the warrant certificate with respect to the Tranche A warrant shares are exercisable, on a cash basis, at the option of the holder, at any time prior to 5:00 p.m., Eastern time, on May 2, 2034.

The warrant certificate also grants the selling shareholder the right to purchase an additional 200,000 ordinary shares, which right will become exercisable upon the drawdown of the second tranche of the term loans under the Perceptive Credit Agreement (the “Tranche B warrant shares”). The exercise price of the Tranche B warrant shares is $4.9992 per share, subject to customary anti-dilution adjustments. The purchase rights represented by the warrant certificate with respect to the Tranche B warrant shares will be exercisable, on a cash basis, at the option of the holder, at any time prior to 5:00 p.m., Eastern time, on the date that is ten years after the drawdown of the second tranche of the term loans under the Perceptive Credit Agreement.

As required by the warrant certificate, we are filing the registration statement of which this prospectus forms a part to permit the resale of ordinary shares issuable upon the exercise of the warrant certificate with respect to the Tranche A warrant shares, to the extent that the holder opts to exercise the warrant certificate. We do not know whether, when or the extent to which the holder of the warrant certificate will opt to exercise the warrant certificate.

Company and Corporate Information

We are a Swiss stock corporation (société anonyme) incorporated under the laws of Switzerland on March 18, 2011. Our principal executive office is located at La Pièce 12, CH-1180 Rolle/VD, Switzerland and our telephone number is +41 21 694 10 60. We are registered with the commercial register of the Canton of Vaud under company number CHE-184.818.745. Our agent for service of process in the United States is SOPHiA GENETICS, Inc., 185 Dartmouth Street, Floor 5, Boston, MA 02116, and its telephone number is +1 (617) 982-1210. Our website is www.sophiagenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

•	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

The Offering

Ordinary shares offered by the selling shareholder	Up to 200,000 shares. The ordinary shares subject to this prospectus are those ordinary shares issuable upon the exercise of the warrant certificate with respect to the Tranche A warrant shares. See “—Description of the Warrant Certificate.” This prospectus relates to the resale of those ordinary shares by the selling shareholder and does not relate to the resale of the warrant certificate by the selling shareholder or the sale of the Tranche A warrant shares by us upon exercise of the warrant certificate.

Use of proceeds	We will not receive any proceeds from the sale of ordinary shares by the selling shareholder from time to time pursuant to this prospectus. However, we may receive up to an aggregate of $999,840 from the exercise of the warrant certificate with respect to the Tranche A warrant shares, assuming the exercise in full of the purchase rights with respect to all Tranche A warrant shares. Any proceeds from the exercise of the warrant certificate with respect to the Tranche A warrant shares will be used for working capital and general corporate purposes.

Risk factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Nasdaq symbol	“SOPH”

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy, technology, collaborations and partnerships, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of ordinary shares by the selling shareholder from time to time pursuant to this prospectus. However, we may receive up to an aggregate of $999,840 from the exercise of the warrant certificate with respect to the Tranche A warrant shares, assuming the exercise in full of the purchase rights with respect to all Tranche A warrant shares. Any proceeds from the exercise of the warrant certificate with respect to the Tranche A warrant shares will be used for working capital and general corporate purposes.

If any ordinary shares are sold, the selling shareholder will pay any brokerage commissions and/or similar charges incurred for the sale of such shares. We will bear all other costs, fees and expenses incurred in effecting the registration of ordinary shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DIVIDEND POLICY

We have never declared or paid cash dividends on our share capital. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. In addition, agreements governing our indebtedness, including the Perceptive Credit Agreement, limit our ability to pay dividends. Any future determination related to dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant.

Under Swiss law, any dividend must be approved by our shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors to the shareholders conforms to Swiss statutory law and our articles of association. A Swiss corporation (société anonyme) may pay dividends only if it has sufficient distributable profits from the previous business year (bénéfice de l’exercice) or brought forward from previous business years (bénéfices reportés) or if it has distributable reserves (réserves à libre disposition), each as evidenced by its audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as free reserves (réserves librement disponibles) or as reserves from capital contributions (réserves issues d'apports en capital). Distributions out of share capital, which is the aggregate par value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital and Articles of Association.”

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The Company

We are a Swiss stock corporation (société anonyme) incorporated under the laws of Switzerland on March 18, 2011. Our principal executive office is located at La Pièce 12, CH-1180 Rolle, Switzerland and our telephone number is +41 21 694 10 60. We are registered with the commercial register of the Canton of Vaud under the number CHE-184.818.745.

Swiss Corporate Law Reform

On June 19, 2020, the Swiss Parliament approved legislation to modernize certain aspects of Swiss corporate law. Most relevantly, the legislative reform addresses, among other topics, (i) the modernization and increased flexibility for a stock corporation's capital base, (ii) the strengthening of shareholder rights and the protection of minorities, (iii) certain changes to financial distress/restructuring measures, (iv) corporate governance and executive compensation matters (amongst others, the incorporation of the Ordinance against Excessive Compensation in Public Companies into the Swiss Code of Obligations (“Code of Obligations”), and (v) certain socio-political topics (e.g., gender representation and disclosure requirements for companies active in the raw materials sector). Other than with respect to the new rules on gender representation and disclosure requirements for companies active in the raw materials sector, which, subject to transitional periods, came into effect on January 1, 2021, the new legislation came into effect on January 1, 2023, with certain transitional periods as provided for therein, including for authorized share capital resolved before the entry into force of the new rules.

Share Capital

As of March 31, 2024, our share capital as registered with the commercial register of the Canton of Vaud, Switzerland (the “Commercial Register”) amounted to CHF 3,844,908.20 and was divided into 76,898,164 ordinary shares, with a par value of CHF 0.05 per share.

Changes in Our Share Capital During the Last Three Fiscal Years

In this section, share amounts are presented as of the date of the relevant transaction. Since January 1, 2021, our share capital has changed as follows:

•	On June 25, 2021, our share capital as registered with the Commercial Register was updated to reflect the issuance of 74,265 ordinary shares out of conditional share capital;

•	On June 30, 2021, a one-to-twenty share split was effected on our share capital as registered with the Commercial Register, resulting in each of our issued shares being split into 20 shares of the same class, with a par value of CHF 0.05 each;

•	On July 26, 2021, our entire share capital as registered with the Commercial Register on July 27, 2021 was converted into ordinary shares;

•	On July 26, 2021, our share capital as registered with the Commercial Register on July 27, 2021 was increased by issuing 14,111,111 ordinary shares;

•	On August 24, 2021, our share capital as registered with the Commercial Register on August 25, 2021 was increased by issuing 519,493 ordinary shares;

•	On April 26, 2022, our share capital as registered with the Commercial Register on April 29, 2022 was updated to reflect the issuance of 2,540,560 ordinary shares out of conditional share capital; and

•	On June 26, 2023, our share capital as registered with the Commercial Register on July 4, 2023 was increased by issuing 10,500,000 ordinary shares.

•

Articles of Association

On June 26, 2023, we amended our articles of association to adapt to the revised Swiss corporate law (see “—Swiss Corporate Law Reform”), which came into effect in that same year.

Ordinary Capital Increase, Capital Range and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within six months of the respective general meeting in order to become effective. Under our articles of association and Swiss law, in the case of subscription and increase against payment of contributions in cash, a resolution passed by a majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind, by way of set-off against a claim or the granting of special benefits, when shareholders’ statutory pre-emptive subscription rights or advance subscription rights are limited or withdrawn or where transformation of freely disposable equity into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented is required.

Until the corporate law reform came into force on January 1, 2023, shareholders of a company could pass a resolution authorizing its board of directors to issue shares in a specified aggregate nominal amount of up to 50% of the share capital, in the form of authorized capital (capital-actions autorisé) to be utilized at the discretion of the board of directors (or for the purposes determined in such resolution) within a period not exceeding two years from the date of shareholder approval. As of January 1, 2023, the concept of authorized capital has been replaced by the concept of a “capital range” (marge de fluctuation du capital), as further explained below. Any authorized capital resolved prior to 1 January 2023 remains in force for the remaining period of validity. As of January 1, 2023 companies can no longer adopt, increase or extend authorized share capital (capital-actions autorisé). Instead, companies may adopt a capital range as further explained below.

According to the Code of Obligations, our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented, can:

•	adopt a conditional share capital (capital-actions conditionnel) in the aggregate amount of up to 50% of the share capital for the purpose of issuing shares in connection with, among other things, option and conversion rights granted to shareholders, creditors of bonds and similar debt instruments, employees, members of the board of directors of the Company or of any group company, or to any third parties; and

•	adopt a capital range (marge de fluctuation du capital) authorizing our board of directors to increase and/or decrease our share capital by up to 50% through the issuance or cancellation of shares, or by altering the par value of shares, including by means of conditional share capital; this capital range is to be used by the board of directors within a shareholder-determined period not exceeding five years from the date of the shareholder approval.

At the annual general meeting held on June 26, 2023, our shareholders approved the adoption of both a capital range and conditional share capital. See “—Our Capital Range” and “—Our Conditional Share Capital.”

Pre-Emptive and Advance Subscription Rights

Pursuant to the Code of Obligations, shareholders have pre-emptive subscription rights (droits de souscription préférentiels) to subscribe for new issuances of shares. With respect to conditional capital, shareholders have (i) pre-emptive subscription rights for the subscription of option rights and (ii) advance subscription rights (droit de souscription préalable) for the subscription of bonds and similar debt instruments to which option or conversion rights are attached.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive subscription rights or advance subscription rights in certain circumstances.

If pre-emptive subscription rights are granted, but not exercised, the board of directors may allocate the unexercised pre-emptive subscription rights at its discretion.

Our Capital Range

According to our articles of association, our capital range ranges from a lower limit of CHF 3,319,908.20 (lower limit) to an upper limit of CHF 4,978,862.30 (upper limit). Capital reductions and capital increases under our capital range are carried through the cancellation or issuance, as the case may be, of up to 33,199,082 fully paid-in ordinary shares with a par value of CHF 0.05 each. Our board of directors is authorized at any time on or before June 26, 2028, to increase or reduce our share capital within the limits of the capital range. Increases and decreases in partial amounts are permitted.

In the event of a capital increase, the board of directors has the power to determine the issue price, the type of contribution, the date of issue, the conditions for the exercise of pre-emptive rights and the date on which the dividend entitlement starts. In addition, the board of directors is authorized to withdraw or restrict pre-emptive rights of existing shareholders, and to allocate such rights to third parties or to us:

•	if the issue price of the new registered shares is determined by reference to the market price;

•	for raising of capital in a fast and flexible manner, which would not be possible, or might only be possible with great difficulty or delays or at significantly less favorable conditions, without the exclusion of the statutory pre-emptive subscription rights of the existing shareholders;

•	for the acquisition of an enterprise, parts of an enterprise or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares;

•	for purposes of broadening the shareholder constituency of the Company in certain geographic, financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges;

•	for purposes of granting an over-allotment option or an option to purchase additional shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s);

•	for the participation of members of the board of directors, members of the executive committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of our share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors;

•	for the defense of an actual, threatened or potential takeover bid, that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest; or

•	for other valid grounds in the sense of Article 652b para. 2 of the Code of Obligations.

In the event of a reduction of capital within the capital range, the board of directors shall, to the extent necessary, determine the use of the reduction amount.

If the share capital increases as a result of an increase from conditional capital pursuant to the articles of association, the upper and lower limits of the capital range shall increase in an amount corresponding to such increase in the share capital.

Our Conditional Share Capital

Conditional Share Capital for Employee Participation

According to our articles of association, our nominal share capital may, to the exclusion of the pre-emptive subscription rights and advance subscription rights of shareholders, be increased by up to CHF 740,000 through the direct or indirect issuance of up to 14,800,000 fully paid-in registered shares, each with a nominal value of CHF 0.05, due to the exercise of options and other rights to receive shares granted to members of the board of directors, executive management, employees, contractors, or consultants of the Company or its subsidiaries.

Conditional Share Capital for Financing, Acquisitions and Other Purposes

Our nominal share capital may be increased, including to prevent takeovers and changes in control, by up to CHF 1,079,954 through the issuance of up to 21,599,082 fully paid-in ordinary shares, each with a nominal value of CHF 0.05, through the exercise of conversion, exchange, option, warrant or similar rights or obligations for the subscription of shares granted to shareholders or third parties on a stand-alone basis or in connection with bonds, notes, options, warrants or other securities or contractual obligations of the Company or any of its group companies (collectively, the “Financial Instruments”). Shareholders will not have pre-emptive subscription rights in such circumstances but will have advance subscription rights to subscribe for such Financial Instruments. The holders of Financial Instruments are entitled to the new shares upon the occurrence of the applicable conversion feature.

When issuing Financial Instruments, the board of directors is authorized to withdraw or to limit the advance subscription right of shareholders:

•	if the issuance is intended to finance, refinance, or to pay for, the acquisition of companies, participations, intellectual property rights, licenses or investments;

•	if the issuance occurs in domestic or international capital markets, including by means of private placements;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors; or

•	for the defense of an actual, threatened or potential takeover bid that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders to accept on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest.

To the extent that the advance subscription rights are withdrawn or limited, the Financial Instruments shall be (i) issued at market conditions and (ii) converted exchanged or exercised in up to ten years from the date of issuance or from the contract conclusion. In addition, the conversion, exchange or exercise price of the Financial Instruments shall be set with reference to and/or be subject to change based on the valuation of the Company’s equity and/or market conditions.

Uncertificated Securities

Our shares are in the form of uncertificated securities (droits-valeurs, within the meaning of Article 973c of the Code of Obligations). In accordance with Article 973c of the Code of Obligations, we maintain a non-public register of uncertificated securities (registre des droits-valeurs). We may at any time convert uncertificated securities into share certificates (including global certificates), one kind of certificate into another, or share certificates (including global certificates) into uncertificated securities. Following entry in the share register, a shareholder may at any time request from us a written confirmation in respect of his or her shares. Shareholders are not entitled, however, to request the conversion and/or printing and delivery of share certificates. We may print and deliver certificates for shares at any time.

General Meeting of Shareholders

Ordinary/Extraordinary Meetings, Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, an annual general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this generally means on or before June 30. In addition, extraordinary general meetings of shareholders may be held.

A general meeting of shareholders may take place at different places simultaneously if the votes of the participants are immediately transmitted to all meeting venues (multilocal shareholders’ meeting). If the articles of association so permit, a general meeting of shareholders may be held outside Switzerland. The board of directors may allow shareholders who are not present at the meeting venue of the general meeting of shareholders to participate and exercise their rights electronically (“hybrid shareholder meeting”). A general meeting of shareholders without a physical meeting venue but that takes place using electronic means (“virtual shareholder meeting”) may be held, subject to certain legal requirements and if the articles of association so allow. Our articles of association allow for general meetings of shareholders to be held outside Switzerland, simultaneously at different locations or virtually.

According to our articles of association, the powers vested exclusively in the general meeting of shareholders include, among others:

•	adopting and amending the articles of association, including the change of a company’s purpose or domicile;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the business report, the annual statutory and consolidated financial statements and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

•	approving the aggregate amount of compensation of members of the board of directors and the executive committee;

•	discharging the members of the board of directors and the executive committee from liability with respect to their conduct of business;

•	dissolving a company with or without liquidation;

•	approving the delisting of the Company's equity securities; and

•	deciding matters reserved to the general meeting of shareholders by law or the articles of association or submitted to it by the board of directors.

In addition, the following powers are vested exclusively in the general meeting of shareholders by operation of statutory law: (i) determination of the interim dividend and approval of the requisite interim financial statements and (ii) repayment of the statutory capital reserve (réserve légale).

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or the general meeting of shareholders or, under certain circumstances, by a company’s auditors,

liquidator or the representatives of bondholders, if any. In addition, our articles of association require the board of directors to convene an extraordinary general meeting of shareholders if shareholders representing at least 5% of our share capital or voting rights request such general meeting of shareholders in writing. A request for an extraordinary general meeting of shareholders must set forth the items to be discussed and the proposals to be acted upon. Further, the board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and statutory reserves are not covered by our assets and a contemplated restructuring measure falls within the competence of the general meeting of shareholders.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.

Under our articles of association, a resolution of the general meeting of shareholders passed by two- thirds of the votes and the majority of the par value of the shares, each as represented at the meeting, is required for:

•	amending the Company’s corporate purpose;

•	creating shares with preference rights;

•	cancelling or amending the transfer restrictions of shares;

•	creating conditional share capital or capital range;

•	increasing share capital out of equity, against contributions in-kind, by set-off against a claim and granting specific benefits;

•	limiting or withdrawing shareholders’ pre-emptive subscription rights;

•	changing a company’s domicile;

•	amending or repealing the voting and recording restrictions, the provision setting a maximum board size or the indemnification provision for the board of directors and the executive committee set forth in our articles of association;

•	converting registered shares into bearer shares;

•	removing the chairman or any member of the board of directors before the end of his or her term of office; and

•	dissolving or liquidating the Company.

In addition, a resolution of the general meeting of shareholders passed by two-thirds of the votes and the majority of the par value of the shares, each as represented at the meeting is, by operation of statutory law required for: (i) a consolidation of shares (reverse split); (ii) a conversion of participation certificates into shares; (iii) a change of currency of the share capital; (iv) the introduction of a casting vote of the chairperson at the general meeting of shareholders; (v) a provision in the articles of association regarding the holding of the general meeting of shareholders outside Switzerland; (vi) a delisting of the equity securities; and (vii) the introduction of an arbitration clause in the articles of association.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003,

as amended (the “Swiss Merger Act”). See “—Articles of Association—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from Nasdaq listing standards, which require an issuer to provide in its bylaws for a generally applicable quorum and that such quorum may not be less than one-third of the outstanding voting shares.

Notice

General meetings of shareholders must be convened by the board of directors at least 20 calendar days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the date, the starting time, the form and location of the meeting, the items on the agenda, the motions to the shareholders including a short explanation for these motions, the name and address of the independent representative and, in case of elections, the names of the nominated candidates. A resolution on a matter which is not on the agenda may not be passed at a general meeting of shareholders, except for motions to convene an extraordinary general meeting of shareholders or to initiate a special investigation, on which the general meeting of shareholders may vote at any time. No previous notification is required for motions concerning items included in the agenda or for debates that do not result in a vote.

All owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to our articles of association, one or more shareholders whose combined shareholdings represent 0.5% of our voting rights or of our share capital may request that an item be included in the agenda of a general meeting of shareholders or that a proposal related to an agenda item be included in the notice convening the general meeting, provided that such request is received by the Company at least 45 calendar days in advance of the general meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the general meeting of shareholders and the reasons for conducting such business at the general meeting of shareholders;

•	the motions regarding the agenda item;

•	the name and address, as they appear in the share register, of the shareholder proposing such business;

•	the number of shares which are beneficially owned by such shareholder (including documentary support of such beneficial ownership);

•	the dates upon which the shareholder acquired such shares;

•	any material interest of the proposing shareholder in the proposed business;

•	a statement in support of the matter; and

•	all other information required under the applicable laws and stock exchange rules.

In addition, if the shareholder intends to solicit proxies from the shareholders of a company, such shareholder shall notify the company of this intent in accordance with SEC Rule 14a-4 and/or Rule 14a-8.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders no later than 20 calendar days prior to the general meeting of shareholders. Shareholders of record may be notified of this in writing.

Voting Rights

Each of our ordinary shares entitles a holder to one vote. The ordinary shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in the share register at a cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), by its legal representative or by another proxy (who need not be a shareholder) with written authorization to act as proxy. The chairman has the power to decide whether to recognize a power of attorney.

Our articles of association contain provisions that prevent investors from acquiring voting rights exceeding 15% of our issued share capital. Specifically, if an individual or legal entity acquires ordinary shares and, as a result, directly or indirectly, has voting rights with respect to more than 15% of the registered share capital recorded in the Commercial Register, the registered shares exceeding the limit of 15% shall be entered in the share register as shares without voting rights (limitation à l’inscription). This restriction applies equally to parties acting in concert and to shares held or acquired via a nominee, including via Cede & Co., New York (or any successor), as the nominee of The Depository Trust Company (“DTC”), New York, acting in its capacity as clearing nominee. Specifically, if shares are being held by a nominee for third-party beneficiaries, which control (alone or together with third parties) voting rights with respect to more than 15% of the share capital recorded in the Commercial Register, our articles of association provide that the board of directors may cancel the registration of the shares with voting rights held by such nominee in excess of the limit of 15%. Furthermore, our articles of association contain provisions that allow the board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements or to impose or adjust such conditions, limitations and requirements once registered.

However, any shareholders who held more than 15% prior to our initial public offering remain registered with voting rights for such shares. Furthermore, the board of directors may in special cases approve exceptions to these restrictions.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or interim dividend or other distribution be paid but cannot itself authorize the distribution. Dividend and interim dividend payments require a resolution passed by a majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, any dividend must be approved by our shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors to the shareholders conforms to Swiss statutory law and our articles of association. A Swiss corporation (société anonyme) may pay dividends only if it has sufficient distributable profits from the previous business year (bénéfice de l’exercice) or brought forward from previous business years (bénéfices reportés) or if it has distributable reserves (réserves à libre disposition), each as evidenced by its audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as free reserves (réserves librement disponibles) or as reserves from capital contributions (réserves issues d'apports en capital). Distributions out of share capital, which is the aggregate par value of a corporation’s issued shares, may be made only by way of a share capital reduction. A purchase of our own shares (whether by us or by a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the Code of Obligations under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e., the aggregate par value of our issued shares) are not allowed and may be made only by way of an ordinary capital reduction or within a capital range that (also) allows for a capital reduction (see “—Articles of Association—Ordinary Capital Increase, Capital Range and Conditional Share Capital”). An ordinary capital reduction requires a resolution passed by a majority of the shares represented at a general meeting of shareholders. The board of directors must publish a call to creditors in the Swiss Official Gazette of Commerce in which creditors are advised that they may request, subject to certain conditions, security for their claims within 30 calendar days of the publication of the creditor call. We must secure the claims so requested, unless a licensed audit expert confirms, based on the results of the call to creditors, that the claims of the creditors remain fully covered despite the reduction in our share capital recorded in the Commercial Register. If all requirements for an ordinary capital reduction have been met, the board of directors has to amend the articles of association in a public deed. Our share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. An ordinary capital reduction must be completed within six months after the resolution of the general meeting of shareholders.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (droits-valeurs) may only be transferred by way of assignment. Shares or the beneficial interest in shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules. Our articles of association provide that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in the share register (registre des actions) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. For a discussion of the restrictions applicable to the control and exercise of voting rights, see “—Articles of Association—Voting Rights.”

Inspection of Books and Records

Under the Code of Obligations, a shareholder has a right to inspect the share register with respect to his or her own shares and otherwise to the extent necessary to exercise his or her shareholder rights. No other person has a right to inspect the share register. Shareholders holding in the aggregate at least 5% of our nominal share capital or of our voting rights have the right to inspect our books and correspondence, subject to the safeguarding of our business secrets and other legitimate interests. Our board of directors is required to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If an inspection request is denied by the board of directors, shareholders may request the order of an inspection by the court within 30 calendar days. See “—Comparison of Swiss Law and Delaware Law—Inspection of books and records.”

Special Investigation

If a shareholder has exercised its information or inspection rights, such shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court at our registered office (currently Rolle, Canton of Vaud, Switzerland) to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of our share capital or voting rights may within three months request that the court orders a special investigation. The court will issue such an order if the petitioners can demonstrate that members of the board of directors or our executive committee infringed the law or our articles of association and that such violation is suitable to cause a damage to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the majority of the par value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting of shareholders and the majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of our business is sold, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	our assets, after the divestment, are not invested in accordance with our corporate purpose as set forth in the articles of association; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our corporate purpose.

A shareholder of a Swiss corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than eight members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent annual general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

According to our articles of association, the board of directors has, among others, the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the Company and issuing of the relevant directives;

•	laying down the organization of the Company;

•	formulating accounting procedures, financial controls and financial planning;

•	nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

•	the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association and regulations and directives of the Company;

•	issuing the business report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

•	informing the court in case of over-indebtedness.

By operation of statutory law, the board of directors has the additional non-delegable and inalienable power and duty to submit an application for debt-restructuring moratorium if needed.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, committees or to third parties (such as executive officers) who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and our articles of association, details of the delegation and other procedural rules such as quorum requirements have been set in the organizational regulations established by the board of directors.

Indemnification of Executive Officers and Directors

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of the board of directors and the executive committee and their heirs, executors and administrators against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive officers to the extent not included in insurance coverage or advanced by third parties.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See “—Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive officers and limitation of liability.”

Conflicts of Interest, Management Transactions

The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company. More generally, the Code of Obligations requires our directors and executive officers to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive officers. This rule is generally understood to disqualify directors and executive officers from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breaches of these obligations. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person related to any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted organizational regulations, a Code of Ethics and other policies that cover a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Committee

Pursuant to Swiss law, our shareholders must annually approve the aggregate amount of compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with our management (which we refer to as our “executive committee”). All of our executive officers named in “Management” are deemed to be members of our executive committee.

The board of directors must issue, on an annual basis, a written compensation report that must be reviewed by our auditors. The compensation report must disclose, among other things, all compensation granted by the Company, directly or indirectly, to current members of the board of directors and the executive committee and, to the extent related to their former role within the Company or not on customary market terms, to former members of the board of directors and former executive officers.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive committee, respectively, as well as the particular amount for each member of the board of directors and for the highest-paid executive officer, specifying the name and function of each of these persons.

We are prohibited from granting certain forms of compensation to members of our board of directors and executive committee, such as:

•	severance payments (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of companies, or parts thereof, by the Company or by companies being directly or indirectly controlled by us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity-based compensation not provided for in the articles of association.

Compensation to members of the board of directors and the executive committee for activities in entities that are directly or indirectly controlled by the Company is prohibited if (i) the compensation would be prohibited if it were paid directly by the Company, (ii) the articles of association do not provide for it, or (iii) the compensation has not been approved by the general meeting of shareholders.

Each year, the general meeting of shareholders has to vote on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors for the term of office until the next annual general meeting of shareholders;

•	the maximum aggregate amount of fixed compensation of the executive committee for the following financial year; and

•	the maximum aggregate amount of variable compensation of the executive committee for the current financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

If, at the general meeting of shareholders, the shareholders do not approve a compensation proposal of the board of directors, the board of directors must prepare a new proposal, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders, at a subsequent extraordinary general meeting of shareholders or the next annual general meeting of shareholders.

In addition to fixed compensation, members of the board of directors and the executive committee may be paid variable compensation depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, options or other share-based instruments or units, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restricts our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The Code of Obligations limits our ability to repurchase and hold our own shares. We and our subsidiaries may repurchase shares only to the extent that (i) we have freely distributable reserves in the amount of the purchase price and (ii) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may, subject to applicable law, purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even-out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading, or the Financial Market Infrastructure Act (the “FMIA”), do not apply to us since our shares are not listed on a Swiss exchange.

Mandatory Bid Rules

The obligation of any person or group of persons that acquires more than one third of a company’s voting rights to submit a cash offer for all the outstanding listed equity securities of the relevant company at a minimum price pursuant to the FMIA does not apply to us since our shares are not listed on a Swiss exchange.

Stock Exchange Listing

Our ordinary shares are listed on Nasdaq under the symbol “SOPH.”

Transfer Agent and Registrar of Shares

Our share register is kept by Computershare Trust Company, N.A., which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Comparison of Swiss Law and Delaware Law

Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights pursuant to the provisions of the Code of Obligations, by which our Company is governed, and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents. On January 1, 2023, a new Swiss corporate law came into force (see “—Swiss Corporate Law Reform”). Swiss companies have two years (until January 1, 2025) to amend their articles of association according to the new Swiss corporate law. On June 26, 2023, we amended our articles of association to comply with the revised Swiss corporate law, which came into effect in that same year.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90% of all members in the transferring legal entity who are entitled to vote shall approve the merger agreement.
Shareholders’ suits
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors, officers or liquidators for breach of their duties and claim the payment of the company’s losses or damages to the corporation and, in some cases, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that U.S. laws and regulations provide a basis for liability and U.S. courts have jurisdiction, a class action may be available.
Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he or she acted in good faith.
Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to Swiss law, the general meeting of shareholders has the non-transferable right, amongst others, to vote separately and bindingly on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the advisory boards.
Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office until the end of the following general meeting of shareholders. Re-election is possible.
Indemnification of directors and executive officers and limitation of liability
The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision	Under Swiss corporate law, an indemnification by the corporation of a director or member of the

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eliminating or limiting the personal liability of directors and officers of the corporation for monetary damages for breach of a fiduciary duty as a director or officer, except no provision in the certificate of incorporation may eliminate or limit:

•     the liability of a director or officer for any breach of the duty of loyalty to the corporation or its shareholder

•     the liability of a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•     a director’s statutory liability for unlawful payment of dividends or unlawful share purchase or redemption;

•     the liability of a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•     the liability of an officer in any action by or in the right of the corporation.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct

•     by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•     by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive committee intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive committee from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance, which may cover negligent acts as well.

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•     by independent legal counsel in a written opinion if there are no eligible directors or if the eligible directors so direct; or

•     by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•     the duty of care; and

•     the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive committee (for example, by organizational regulations and comparable bylaws). However, there are several non-transferable duties of the board of directors:

•     the overall management of the corporation and the issuing of all necessary directives;

•     determination of the corporation’s organization;

•     the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

•     the appointment and dismissal of persons entrusted with managing and representing the corporation;

•     overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

•     compilation of the annual report, preparation for the general meeting of the shareholders, the compensation report and implementation of its resolutions; and

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procedural fairness of the transaction and that the transaction was of fair value to the corporation.

•     the filing an application for a debt restructuring moratorium and notification of the court in the event that the company is over-indebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under like circumstances.

The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about conflicts of interests concerning them. The board of directors is furthermore required to take measures in order to protect the interests of the company.

The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessary, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

The Swiss Federal Supreme Court has established a doctrine that restricts its review of a business decision if the decision has been taken following proper preparation, on an informed basis and without conflicts of interest.

Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may exercise their voting rights in a general meeting of shareholders. Shareholders can only act by written consents if no shareholder requests a general meeting of shareholders. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such

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(independent) proxies may occur in writing or electronically.
Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified.

In the case of companies whose shares are listed on a stock exchange, unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

•     shareholders alone or together representing at least 5% of the share capital or voting rights may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•     shareholders alone or together representing shares with a par value of at least 0.5% of the share capital or the voting rights may demand that an agenda item including a specific proposal, or a proposal with respect to an existing agenda item, be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate lead time.

Any shareholder (subject to the above mentioned 0.5% threshold) can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination (“examen spécial”).

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Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairperson of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e., until the following annual general meeting of shareholders), as well as the vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the members of any advisory board, is mandatory for listed companies. Re-election is permitted.
Removal of directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a majority of the shares represented at a general meeting of shareholders. The articles of association may require the approval by a supermajority of the shares represented at a meeting for the removal of a director.
Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting shares within the past three years.	No such rule applies to a Swiss corporation.
Dissolution; Winding-up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a	A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. The articles of association may increase the voting thresholds required for such a resolution.

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supermajority voting requirement in connection with dissolutions initiated by the board.
Variation of rights of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.

Shares with preferential voting rights are not regarded as preference shares for these purposes.

Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The articles of association of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided in the articles of association.

There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of a capital range and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and a majority of the par value of the shares represented at such general meeting of shareholders. The articles of association may increase these voting thresholds.

Inspection of books and records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation holding in the aggregate at least 5% of the nominal share capital or voting rights have the right to inspect books and records, subject to the safeguarding of the company’s business secrets and other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise his or her rights as a shareholder. The board of directors has to decide on an inspection request within four

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months after receipt of such request. Denial of the request will need to be justified in writing. If the board of directors denies an inspection request, shareholders may request the order of an inspection by the court within 30 days. A shareholder’s right to inspect the share register is limited to the right to inspect his or her own entry in the share register.
Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

• out of its surplus; or

• in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Shareholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without shareholder approval.

Dividend (including interim dividend) payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of a corporation’s share capital (in other words, the aggregate par value of the corporation’s shares) in the form of dividends are not allowed and may be made only by way of a share capital reduction. Dividends may be paid only from the profits of the previous business year or brought forward from previous or current business years or if the corporation has distributable reserves, each as evidenced by the corporation’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and the articles of association have been deducted.

Creation and issuance of new shares
All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of a capital range or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and a majority of the par value of shares represented at such meeting. The board of directors may issue or cancel shares out of the capital range during a period of up to five years by a maximum amount of 50% of the current share capital. Shares are created and issued out of conditional share capital through the exercise of options or of conversion rights that the board of directors may grant to shareholders, creditors of bonds or similar debt instruments, employees, directors of the company or another group company or third parties.

TAXATION

The following discussion is based on the tax laws, regulations and regulatory practices of Switzerland and the United States as in effect on the date of this prospectus, which are subject to change (or subject to changes in interpretation), possibly with retroactive effect.

Current and prospective shareholders are advised to consult their own tax advisers in light of their particular circumstances as to the Swiss or U.S. tax laws, regulations and regulatory practices that could be relevant for them in connection with owning and selling or otherwise disposing of our ordinary shares and receiving dividends and similar cash or in-kind distributions on our ordinary shares (including dividends on liquidation proceeds and share dividends) or distributions on our ordinary shares based upon a capital reduction or reserves paid out of capital contributions and the consequences thereof under the tax laws, regulations and regulatory practices of Switzerland or the United States.

Swiss Tax Considerations

Swiss Federal Withholding Tax

Dividends and other cash or in-kind distributions (including scrip or stock dividends), if any, on ordinary shares made or paid by us out of reserves from capital contributions (réserves d’apports de capital) and distributions, if any, on ordinary shares made or paid by us based upon a reduction of nominal value of ordinary shares (réduction de la valeur nominale) and the purchase price for ordinary shares bought back, if any, by us for a capital reduction booked against reserves from capital contributions and nominal value of ordinary shares, are exempt from Swiss federal withholding tax. The proceeds from the offering of the ordinary shares (net of certain deductions) will qualify as reserves from capital contributions and as nominal value of the ordinary shares.

Where the Company is not listed on a Swiss stock exchange, the Company will not be subject to restrictions on the payment of dividends out of capital contribution reserves applicable to Swiss listed companies. It is at the discretion of the Company to decide whether to distribute a dividend out of capital contributions reserves free of Swiss federal withholding tax and/or out of profit/retained earnings/non-qualifying reserves subject to Swiss federal withholding tax.

Dividends and other cash or in-kind distributions (including scrip or stock dividends), if any, on ordinary shares made or paid by us out of profit or reserves other than reserves from capital contributions and the purchase price for ordinary shares bought back, if any, by us for a capital reduction booked against reserves other than reserves from capital contributions, are subject to Swiss federal withholding tax at a rate of 35%. Any Swiss federal withholding tax must be withheld by us on the gross amount of the dividend or distribution or purchase price, as applicable, and be remitted to the Swiss Federal Tax Administration.

Capital gains realized on the sale of ordinary shares in the secondary market are not subject to Swiss federal withholding tax.

Refund of Withholding Tax on Taxable Distributions

The Swiss Federal Tax Administration or the relevant cantonal tax authority, as applicable, will refund or credit Swiss federal withholding tax on dividends or other cash or in-kind distributions (including scrip or stock dividends), if any, on ordinary shares made or paid by us, or the purchase price paid by us for ordinary shares bought back, if any, for a capital reduction, out of or against profit or reserves other than tax-exempt reserves from capital contributions in full to holders who are individuals resident in Switzerland and to holders, who hold the ordinary shares on which the dividends or other distributions have been paid, as part of a trade or business in Switzerland, and, who, in each case, inter alia, are the beneficial owners of the ordinary shares and duly report the dividend or distributions or the purchase price paid by us for ordinary shares bought back for a capital reduction in the income tax return or the financial statements, respectively, for the relevant tax period.

A holder who is a resident of the United States for purposes of the double taxation agreement between the United States and Switzerland (the “Treaty”) without taxable presence in Switzerland to which the ordinary shares are attributable or who is a qualified U.S. pension fund, other retirement arrangement or an individual retirement savings plan, and who, in each case, is the beneficial owner of the ordinary shares and the dividend or distribution and who meets the conditions of the Treaty, in the case of qualified U.S. pension funds, other retirement arrangements or an individual retirement savings plan, may apply for a full refund of the Swiss federal withholding tax, if the holder is a corporation owning at least 10% of the voting rights of the Company, may apply for a refund of the Swiss federal withholding tax in excess of the 5% Treaty rate, and in all other cases may apply for a refund of the Swiss federal withholding tax withheld in excess of the 15% of the Treaty rate. The claim for refund must be filed on Swiss Tax Form 82 (82C for corporations, 82I for individuals, 82E for other entities and 82R for regulated investment companies), which forms together with an instruction form may be obtained from any Swiss consulate general in the United States, the Swiss Federal Tax Administration at the address below or be downloaded from the Swiss Federal Tax Administration’s website. Four copies of the form must be duly completed and signed before a notary public of the United States, and three of them must be sent to the Swiss Federal Tax Administration (currently at Eigerstrasse 65, CH-3003, Bern, Switzerland). The form must be accompanied by suitable evidence of deduction of the Swiss federal withholding tax, such as certificates of deduction, bank vouchers or credit slips. The form must be filed no later than December 31 of the third year following the calendar year in which the dividend subject to the tax became payable.

Any other holder who is not resident in Switzerland and who does not hold the ordinary shares as part of a trade or business in Switzerland, may be entitled to a full or partial refund of the Swiss federal withholding tax deducted if the country in which the recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland, the recipient is the beneficial owner of the ordinary shares and the dividend or distribution or the purchase price and any other conditions of the treaty are met. Refund forms are available on the Swiss Federal Tax Administration’s website.

Swiss Federal Issue Stamp Tax

We will be liable to Swiss federal issue stamp tax on the issuance (droit d’émission sur capital propre) of the ordinary shares of 1% of the proceeds from the offering, net of certain deductions.

Swiss Federal Securities Turnover Tax

The delivery of ordinary shares to the initial purchasers of the ordinary shares against payment of the offer price will not be subject to Swiss securities turnover tax (droit de négociation).

Any subsequent transactions in ordinary shares in the secondary markets are subject to Swiss federal securities turnover tax at a rate of 0.15% of the purchase price of the ordinary shares if a Swiss or Liechtenstein domestic bank or securities dealer (as defined in the Swiss Federal Stamp Tax Act) is a party or an intermediary to the transaction, and none of the exemptions provided for in the Swiss Federal Stamp Tax Act applies. Generally, half of the tax is charged to the one party to the transaction and the other half to the other party, subject to applicable statutory exemptions in respect of the one or the other party to the transaction and their respective halves of the tax. Secondary market dealings in ordinary shares where no domestic bank or securities dealer is a party or an intermediary to the transaction are not subject to Swiss federal securities turnover tax.

Swiss Federal, Cantonal and Communal Income Taxes

Ordinary Shares Held By Holders Resident Outside of Switzerland and with No Trade or Business in Switzerland

Holders of ordinary shares who are not residents of Switzerland for tax purposes, and who during the taxable year have not held ordinary shares through a permanent establishment within Switzerland for tax purposes, are not subject to any Swiss federal, cantonal or communal income tax in respect of the receipt of dividends, or other distributions, if any, on ordinary shares, or gain realized on the sale or other disposition of ordinary shares.

For a discussion of the Swiss federal withholding tax treatment of dividends and distributions or capital gains on ordinary shares, see above “—Swiss Federal Withholding Tax.” For a discussion of the automatic exchange of information in tax matters, see below “—International Automatic Exchange of Information in Tax Matters” and for a discussion of the Swiss facilitation of the implementation of the FATCA, see below “—Swiss Facilitation of the Implementation of FATCA.”

Ordinary Shares Held by Swiss Resident Individuals as Private Investments

Dividends and other cash or in-kind distributions (including scrip or stock dividends), if any, on ordinary shares, made or paid by us out of reserves from capital contributions and distributions made or paid by us on ordinary shares based upon a capital reduction, and the purchase price of ordinary shares bought back for a capital reduction charged to reserves from capital contributions are exempt from Swiss federal, cantonal and communal income tax for holders of ordinary shares who are individuals resident in Switzerland for tax purposes and who hold the ordinary shares as private investments.

Conversely, any dividends and other cash or in-kind distributions (including scrip or stock dividends), if any, on ordinary shares to the extent made or paid by us out of profit and reserves other than reserves from capital contributions, and the purchase price for ordinary shares bought back, if any, by us for a capital reduction to the extent booked against reserves other than reserves from capital contributions, will be subject to Swiss federal, cantonal and communal taxable income for such holders.

A capital gain realized by a holder on the sale of ordinary shares (other than a sale to us in a share buy-back for capital reduction) held as private investments generally classifies as tax-exempt private capital gain and, vice versa, a capital loss as non-tax deductible private capital loss for purposes of Swiss federal, cantonal and communal income tax, unless such individuals are qualified as professional securities dealers for income tax purposes. See below “—Ordinary shares held as assets of a Swiss business” for a summary of the taxation treatment of Swiss resident individuals who, for income tax purposes, are classified as “professional securities dealers.”

Ordinary Shares Held as Assets of a Swiss Business

For a corporate or an individual who holds the ordinary shares as part of a trade or business carried on in Switzerland, any dividends and any other distributions, if any, made or paid by us on ordinary shares, and any capital gain or loss realized on the sale of ordinary shares, must be included in respectively are deductible from the taxable income in the relevant taxation period for purposes of Swiss federal, cantonal and communal individual or corporate income tax. This taxation treatment also applies to Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers.”

Corporate taxpayers may be eligible for dividend relief (réduction pour participations) in respect of dividends and distributions, if any, on ordinary shares if either the market value of the ordinary shares held by them equals or exceeds CHF 1.0 million or the ordinary shares represent 10% or more of our share capital.

International Automatic Exchange of Information in Tax Matters

The Automatic Exchange of Information in Tax Matters (the “AEOI”) is a global initiative led by the Organization for Economic Co-operation and Development, which aims to establish a universal standard for automatic exchange of tax information and to increase tax transparency. Jurisdictions that are committed to implement or have implemented the AEOI (such as Switzerland, the EU member countries and many other jurisdictions worldwide) require their reporting financial institutions in accordance with the respective local implementing law to determine the tax residence(s) of their account holders and controlling persons (as applicable) and, in case of reportable accounts, report certain identification information, account information and financial information (including the account balance and related payments such as interest, dividends, other income and gross proceeds) to the local tax authority which will then exchange the information received with the tax authorities in the relevant reportable jurisdictions.

In addition, Switzerland signed the multilateral competent authority agreement on the automatic exchange of financial account information (the “MCAA”), alongside a number of bilateral AEOI agreements with other countries, most of them on the basis of the MCAA. Based on these agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets held in, and income derived thereon and credited to, accounts or deposits (including ordinary shares held in such accounts or deposits) with a paying agent in Switzerland for the benefit of individuals resident in an EU member state or in another treaty state. An up-to-date list of the AEOI agreements to which Switzerland is a party that are in effect, or signed but not yet in effect, can be found on the website of the State Secretariat for International Financial Matters SIF.

Swiss Facilitation of the Implementation of FATCA

The United States and Switzerland entered into an intergovernmental agreement (the “U.S.-Switzerland IGA”) to facilitate the implementation of the U.S. Foreign Account Tax Compliance Act (“FATCA”). Under the U.S.-Switzerland IGA, financial institutions acting out of Switzerland generally are directed to become participating foreign financial institutions. The U.S.-Switzerland IGA ensures that accounts held by U.S. persons with Swiss financial institutions (including accounts in which ordinary shares are held) are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance, on the basis of the Treaty. The Treaty, as amended in 2019, includes a mechanism for the exchange of information in tax matters upon request between Switzerland and the United States, which is in line with international standards, and allows the United States to make group requests under FATCA concerning non-consenting U.S. accounts and non-consenting non-participating foreign financial institutions for periods from June 30, 2014. Furthermore, the Swiss Federal Council approved a mandate for negotiations with the United States on October 8, 2014, with regard to a change from the current direct-notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities. It is not yet known when negotiations will continue and if and when any new regime would come into force.

Material U.S. Federal Income Tax Consequences for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to U.S. Holders, as defined below, of owning and disposing of our ordinary shares. It does not describe all tax consequences that may be relevant to a particular person’s decision to acquire ordinary shares.

This discussion applies only to a U.S. Holder that holds ordinary shares as capital assets for U.S. federal income tax purposes within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, it does not describe any tax consequences other than U.S. federal income tax consequences, including state and local tax consequences and estate or gift tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the special tax accounting rules under Section 451(b) of the Code, the potential application of the Medicare contribution tax on net investment income, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding ordinary shares as part of a straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes and investors in such entities;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA” or governmental entities;

•	real estate investment trusts or regulated investment companies;

•	former U.S. citizens or long-term residents of the United States;

•	persons that own or are deemed to own 10% or more of the voting power or value of our shares; or

•	persons holding ordinary shares in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of the ordinary shares in their particular circumstances.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the Treaty, all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares, who is eligible for the benefits of the Treaty and who is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Holders should consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares in their particular circumstances.

Treasury regulations that apply to taxable years beginning on or after December 28, 2021 (the “Foreign Tax Credit Regulations”), may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. Accordingly, U.S. investors that are not eligible for Treaty benefits should consult their tax advisors regarding the creditability or deductibility of any Swiss taxes imposed on dividends on, or dispositions of, the ordinary shares. The discussions below regarding the creditability or deductibility of Swiss taxes, if any, do not apply to investors in this special situation. However, the Internal Revenue Service (“IRS”) released a notice that provides relief from certain of the provisions of the Treasury regulations described above for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance).

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes dividends, interest, rents, certain non-active royalties and capital gains.

Cash is generally characterized as a passive asset for these purposes. Goodwill is generally characterized as a non-passive or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. The extent to which our goodwill should be characterized as a non-passive asset is not entirely clear. We hold a substantial amount of cash, and while this continues to be the case our PFIC status for any taxable year will depend largely on the value of our goodwill and the characterization of our goodwill as passive or non-passive. The value of our goodwill for any taxable year may be determined in large part by reference to the average of our market capitalization for that year. Although we believe that we were a PFIC for our 2022 taxable year, based on the nature of our operations and assets, as well as our income and the relative values of our assets during our 2023 taxable year, we believe that we were not a PFIC for our 2023 taxable year. However, our PFIC status for any year is based on an annual determination for such year and will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in large part, by reference to the market price of our ordinary shares, which could be volatile). Accordingly, there can be no assurance that we will not be a PFIC for 2024 or any future taxable year. There can be no assurance that the IRS will agree with our conclusion. In addition, we have not obtained any valuation of our assets (including goodwill). U.S. Holders should consult their tax advisors regarding the value and characterization of our assets for purposes of the PFIC rules, which are subject to some uncertainties.

If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we would generally continue to be treated as a PFIC with respect to such holder for all succeeding years during which such holder holds ordinary shares, even if we ceased to meet the threshold requirements for PFIC status.

If we were a PFIC for any taxable year and any of our subsidiaries or other companies in which we owned or were treated as owning equity interests were also a PFIC (any such entity, a “Lower-tier PFIC”), a U.S. Holder would be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case as if such holder held such shares directly, even though such holder will not have received the proceeds of those distributions or dispositions.

If we are a PFIC for any taxable year during which a U.S. Holder holds any of our ordinary shares, such holder will generally be subject to adverse tax consequences. Unless a U.S. Holder makes a timely “mark-to-market” election or “qualified electing fund” (“QEF”) election, each as discussed below, gain recognized upon a disposition (including, under certain circumstances, a pledge) of ordinary shares will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the tax on such amount. Further, to the extent that any distributions received on a U.S. Holder’s ordinary shares during a taxable year exceed 125% of the average of the annual distributions on those shares during the preceding three years or such holder’s holding period, whichever is shorter, those distributions will be subject to taxation in the same manner as gain, described immediately above.

Alternatively, if we are a PFIC and if the ordinary shares are “regularly traded” on a “qualified exchange,” a U.S. Holder will be eligible to make a mark-to-market election that will result in tax treatment different from the general tax treatment for PFICs described above. The ordinary shares will be treated as “regularly traded” if more than a de minimis amount of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (the “15-Day Test”). The Nasdaq, on which the ordinary shares are listed, is a qualified exchange for this purpose. Once made, the election cannot be revoked without the consent of the IRS unless the shares cease to be marketable.

If a U.S. Holder makes the mark-to-market election, such holder will generally recognize as ordinary income any excess of the fair market value of such holder’s ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, such holder’s tax basis in their ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). This election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any Lower-tier PFICs notwithstanding a mark-to-market election for the ordinary shares.

In addition, if we are a PFIC for any taxable year in which we pay a dividend or for the prior taxable year, the preferential dividend rates discussed below with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

If a company that is a PFIC provides certain information to U.S. Holders, a U.S. Holder can then avoid certain adverse tax consequences described above by making a QEF election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621, including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. U.S. Holders should consult their tax advisor regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us.

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, such holder must generally file annual reports containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, generally with such holder’s federal income tax return for that year.

The rules dealing with PFICs and with the mark-to-market and QEF elections are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their tax advisors concerning the application of the PFIC rules to our ordinary share under their particular circumstances.

Information Returns

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC or in which we hold a direct or indirect equity interest in a Lower-tier PFIC, the U.S. Holder generally must file an annual report on IRS Form 8621 with respect to each such PFIC containing such information as the U.S. Treasury may require, generally with the U.S. Holder’s U.S. federal income tax return for the relevant year. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with respect to the items required to be included in such report until three years after the U.S. Holder files the annual report and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period.

PROSPECTIVE U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES OF OUR POTENTIAL PFIC STATUS ON AN INVESTMENT IN ORDINARY SHARES.

Taxation of Distributions

The following is subject to the discussion regarding the PFIC rules described above.

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our ordinary shares. In the event that we do make distributions of cash or other property, distributions paid on ordinary shares, other than certain pro rata distributions of ordinary shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. For so long as our ordinary shares are listed on the Nasdaq or we are eligible for benefits under the Treaty, dividends paid to certain non-corporate U.S. Holders will be eligible for taxation as “qualified dividend income” and therefore, subject to applicable holding period requirements, will be taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holder.

The amount of a dividend will include any amounts withheld by us in respect of Swiss income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Swiss francs will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Swiss income taxes withheld from dividends on ordinary shares (at a rate not exceeding the rate provided by the Treaty) may be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Swiss income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Ordinary Shares

The following is subject to the discussion regarding the PFIC rules described above.

Gain or loss realized by a U.S. Holder on the sale or other disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares was more than one year as of the date of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Long-term capital gain recognized by a non-corporate U.S. Holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the ordinary shares.

SELLING SHAREHOLDER

The ordinary shares being offered by the selling shareholder are those issuable upon the exercise of the warrant certificate with respect to the Tranche A warrant shares, to the extent that the holder opts to exercise the warrant certificate. The warrant certificate with respect to the Tranche A warrant shares is exercisable at any time at the option of the holder thereof; provided that the holder is prohibited from exercising the warrant certificate to the extent that, upon such exercise, the number of ordinary shares then beneficially owned by the holder and its affiliates and any other person or entity with whom the holder’s beneficial ownership would be aggregated for purposes of Section 13(d) under the Exchange Act, including any “group” members, would exceed 9.99% of the total number of ordinary shares then outstanding (the “Beneficial Ownership Cap”). The number of ordinary shares issuable upon exercise of the warrant certificate is subject to adjustment in certain events described in the warrant certificate.

We do not know whether, when or the extent to which the holder will opt to exercise the warrant certificate. We are registering the ordinary shares in order to permit the selling shareholder to offer the ordinary shares for resale from time to time, should it opt to exercise the warrant certificate. Except for ownership of the warrant certificate and as described in the documents incorporated by reference into this prospectus, the selling shareholder has not had any material relationship with us within the past three years.

The table below lists the selling shareholder and other information regarding the beneficial ownership of ordinary shares by the selling shareholder. The second column lists the number of ordinary shares owned by the selling shareholder, based on its ownership of ordinary shares and the warrant certificate, assuming the exercise of the warrant certificate with respect to warrant shares that have vested as of the date of this prospectus. The third column lists the number of ordinary shares offered by this prospectus by the selling shareholder. The fourth column lists the number of ordinary shares beneficially owned by the selling shareholder after the offering contemplated by this prospectus, assuming the sale of all ordinary shares being offered by this prospectus by the selling shareholder.

The selling shareholder may sell some, all or none of its ordinary shares. We do not know how long the selling shareholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding its resale of any of the ordinary shares. See “Plan of Distribution.”

Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Any Sale	Number of Ordinary Shares Offered by This Prospectus	Number of Ordinary Shares Beneficially Owned Assuming Sale of All Shares Offered by This Prospectus
Perceptive Credit Holdings IV, LP(1)	200,000	200,000	—

(1) Under the terms of the warrant certificate, the number of ordinary shares that may be acquired by the selling shareholder upon any exercise thereof is limited by the Beneficial Ownership Cap. For purposes of the Beneficial Ownership Cap, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Perceptive Credit Opportunities GP, LLC (the “Perceptive GP”) is the general partner of Perceptive Credit Holdings IV, LP. Mr. Joseph Edelman is the sole member of the Perceptive GP. Each of the Perceptive GP and Mr. Edelman may be deemed to have beneficial ownership of the securities held by Perceptive Credit Holdings IV, LP. The business address of each of the foregoing entities and Mr. Edelman is 51 Astor Place, 10th Floor, New York, NY 10003.

The table above is prepared based on information supplied by us by the selling shareholder as of the date of this prospectus. The selling shareholder may have sold, transferred or otherwise disposed of all or a portion of its ordinary shares and the warrant certificate since the date on which the selling shareholder provided information for this table. We have not made independent inquiries about such transfers or dispositions. Information about the selling shareholder may change from time to time. Any changed information with respect to which we are given notice will be included in a supplement to this prospectus, if required.

PLAN OF DISTRIBUTION

The selling shareholder and its pledgees, donees, assignees, transferees, and successors-in-interest may, from time to time, sell any or all of their securities or interests in any securities covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales or dispositions may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales made after the effectiveness of the registration statement of which this prospectus forms a part;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholder may also sell securities short after the effectiveness of the registration statement of which this prospectus forms a part and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that, at the time of its acquisition of the warrant certificate, it did not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We agreed to keep the registration statement of which this prospectus is a part effective until the date on which all securities included in the registration statement have been sold pursuant to the registration statement or Rule 144, are eligible to be immediately sold to the public without registration or restriction and without compliance with any “current public information” requirement pursuant to Rule 144 under the Securities Act (assuming that the selling shareholder is not our “affiliate” (as defined in Rule 144)), are no longer held by the selling shareholder or are no longer outstanding.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to and during the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M.

EXPENSES OF THE OFFERING

We expect that our expenses in connection with this offering will be as follows:

Expenses	Amount
SEC registration fee	$149
Printing and engraving expenses	5,000
Legal fees and expenses	60,000
Accounting fees and expenses	30,000
Miscellaneous costs	4,851
Total	$100,000

All amounts in the table are estimates except the SEC registration fee. We will pay fees and expenses incurred by us incident to the registration of the securities. If any shares are sold, the selling shareholder will pay any brokerage commissions and/or similar charges incurred for the sale of such shares.

LEGAL MATTERS

The validity of the ordinary shares and certain other matters with respect to Swiss law will be passed upon for us by Niederer Kraft Frey Ltd., Geneva and Zurich, Switzerland. Certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

ENFORCEMENT OF JUDGMENTS

We are incorporated, organized and existing under the laws of Switzerland and our registered office and domicile is located in Rolle/VD, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons, to have any of them appear in a U.S. court, or to enforce against them judgments obtained in a U.S. court, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. Moreover, there is doubt as to whether a lawsuit based upon U.S. federal or state securities laws could be brought in an original action in Switzerland and whether a judgment of a U.S. court based upon United States securities laws would be enforced in Switzerland. Original actions against persons in Switzerland based solely upon the federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law (the “PILA”). This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result is incompatible with Swiss public policy (ordre public). Also, certain mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Currently, Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, may not be enforceable in Switzerland. However, if a person has obtained a final and conclusive judgment rendered by a U.S. court that is enforceable in the United States and files a claim with the competent Swiss court, such final judgment by a U.S. court may be recognized in Switzerland in an action before a court of competent jurisdiction in accordance with the proceedings set out in PILA and the Swiss Federal Act on Civil Procedure. In such an action, a Swiss court generally would not reinvestigate the merits of the original matter decided by a U.S. court. The recognition and enforcement of a U.S. judgment by a Swiss court would be conditional upon a number of conditions including those set out in articles 25 et seqq. of PILA, which include, among others:

•	the U.S. court having jurisdiction over the original proceedings from a Swiss perspective;

•	the judgment of such U.S. court being final and non-appealable;

•	service of process to the defendant having been completed in accordance with the relevant legal requirements at the defendant’s domicile or permanent residence (including requirements resulting from applicable international treaties), or the defendant having unconditionally participated in the foreign proceedings;

•	the enforcement of the judgment not being contrary to Swiss public policy;

•	the original proceeding not having been conducted under a violation of material principles of Swiss civil proceedings law, in particular the right to be heard; and

•	the matter between the same parties and on the same subject resulting in the judgment of the U.S. court not having been (i) commenced or decided by a Swiss court, provided that such Swiss matter was pending before a Swiss court prior to the U.S. court entered its proceedings or decided by a Swiss court before the decision of the U.S. court, or (ii) decided by a court in a third country, provided such third country matter was decided prior to the decision of the U.S. court and such third country matter is recognizable in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.sophiagenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2023;

•	our Reports on Form 6-K filed with the SEC on March 5, 2024 (only with respect to Sections “2. Compensation of the Board of Directors” and “3. Compensation of the Members of the Executive Committee” in Exhibit 99.4 thereto), May 7, 2024 (only with respect to Exhibits 99.1, 99.2, 99.4 and 99.5 thereto) and June 25, 2024 ; and

•	our Registration Statement on Form 8-A filed with the SEC on July 19, 2021 and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion or termination of this offering, in each case, that we specifically identify in such form as being incorporated by reference into this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.sophiagenetics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:

Investor Relations
SOPHiA GENETICS SA
c/o SOPHiA GENETICS, Inc.
185 Dartmouth Street, Floor 5
Boston, MA 02116
United States
+1 (617) 982-1210

SOPHiA GENETICS SA

200,000 Ordinary Shares

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under Swiss law, a corporation may indemnify its directors or officers against losses and expenses (except for such losses and expenses arising from willful misconduct or negligence, although legal scholars advocate that at least gross negligence be required), including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of our board of directors and our executive committee as well as their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and our articles of association require us to advance the expenses of defending any action, suit or proceeding to existing and former members of our board of directors and our executive committee to the extent not included in insurance coverage or advanced by third parties.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the company.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the U.S. Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.	Exhibits

The following documents are filed as part of this registration statement:

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
4.1	Articles of Association	6-K	001-40627	99.1	June 25, 2024
4.2	Warrant Certificate	6-K	001-40627	99.5	May 7, 2024
5.1*	Opinion of Niederer Kraft Frey Ltd.	F-3	333-280060	5.1	June 7, 2024
23.1*	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm	F-3	333-280060	23.1	June 7, 2024
23.2*	Consent of Niederer Kraft Frey Ltd. (included in Exhibit 5.1)	F-3	333-280060	23.2	June 7, 2024
24.1*	Powers of attorney	F-3	333-280060	24.1	June 7, 2024
107*	Filing Fee Table	F-3	333-280060	107	June 7, 2024
* Previously filed.

Item 10.	Undertakings

The undersigned hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3;

(e)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(f)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the municipality of Rolle, Switzerland on July 1, 2024 .

SOPHiA GENETICS SA

By:	/s/ Jurgi Camblong
	Name:	Jurgi Camblong
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on July 1, 2024 in the capacities indicated:

Name	Title

/s/ Jurgi Camblong	Chief Executive Officer and Director (principal executive officer)
Jurgi Camblong

/s/ Ross Muken	Chief Financial Officer (principal financial officer and principal accounting officer)
Ross Muken

*	Chairman of the Board of Directors
Troy Cox

*	Director
Tomer Berkovitz

*	Director
Jean-Michel Cosséry

*	Director
Kathy Hibbs

*	Director
Didier Hirsch

*	Director
Vincent Ossipow

*	Director
Lila Tretikov

/s/ Ross Muken	Authorized Representative in the United States
Ross Muken
SOPHiA GENETICS, Inc.

* By: /s/ Ross Muken, Ross Muken, as attorney-in-fact

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